              As filed with the Securities and Exchange Commission
                              on January 22, 1998

                                         Registration No. ______________________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       PARAMETRIC TECHNOLOGY CORPORATION
                -----------------------------------------------
             (Exact name of registrant as specified in its charter)

            Massachusetts                                     04-2866152
------------------------------                          -----------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization                           Identification No.)



                   128 Technology Drive, Waltham, MA              02154
--------------------------------------------------------------------------------
                 (Address of Principal Executive Offices)      (Zip Code)



   OPTIONS ISSUED TO FORMER EMPLOYEES OF COMPUTERVISION CORPORATION AND ITS
       SUBSIDIARIES IN CONNECTION WITH THE ACQUISITION OF COMPUTERVISION
--------------------------------------------------------------------------------
                             (Full title of Plan)

                                Edwin J. Gillis
            Executive Vice President of Finance and Administration
                       Parametric Technology Corporation
                             128 Technology Drive
                         Waltham, Massachusetts 02154
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (781) 398-5000
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


                                             Proposed               Proposed
Title of securities      Amount to be        maximum offering       maximum aggregate     Amount of
to be registered         registered          price per share        offering price        registration fee
----------------         ----------          ---------------        --------------        ----------------
Common Stock,           822,000 shares/1/     $ 47.375/2/           $38,942,250/2/           $11,487.96
$.01 par value



(1) This Registration Statement registers shares to be offered by Registrant to former employees of Computervision Corporation and its subsidiaries in connection with the acquisition of Computervision Corporation by Registrant.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low sale prices of the Common Stock as reported by the Nasdaq Stock Market's National Market on January 20, 1998.

                               Page 1 of 10 Pages
                            Exhibit Index on Page 7

PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A, filed with the Commission October 26, 1989, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.
-----------------------------------

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

         Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Restated Articles of Organization, the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Registrant's Restated Articles of Organization provides that the Registrant shall indemnify directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant.

          The Registrant's Restated Articles of Organization establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification described above shall be made unless the Board of Directors or independent counsel determines that the applicable standard of conduct has not been met. Such a determination may be made by a majority of a quorum of the directors, independent legal counsel, the stockholders, or a court of competent jurisdiction. The Board of Directors shall authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses.

          The Registrant's Restated Articles of Organization also provide that, in the event of a determination by the Board of Directors or independent legal counsel that a director or officer did not meet the standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer may petition a court to make an independent determination of whether such director or officer is entitled to indemnification. The Registrant's Restated Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director or officer is not entitled to full indemnification.

          Article 6 of the Registrant's Restated Articles of Organization also eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General laws prohibits the elimination or limitation of such liability.


Item 7. Exemption from Registration Claimed.
--------------------------------------------

        Not Applicable.

Item 8. Exhibits.
-----------------

        See Exhibit Index immediately following signature pages.

Item 9. Undertakings.
---------------------

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on the 19th day of January, 1998.

                                    PARAMETRIC TECHNOLOGY CORPORATION



                                    By:   /s/ Steven C. Walske
                                         ---------------------
                                         Steven C. Walske
                                         Chief Executive Officer and
                                         Chairman of the Board



                               POWER OF ATTORNEY
                               -----------------


          We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute C. Richard Harrison, Edwin J. Gillis and Martha L. Durcan, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

          WITNESS our hands and common seal on the date set forth below.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                           Title                        Date
     ---------                           -----                        ----


(i)  Principal Executive Officer:


      /s/ Steven C. Walske           Chief Executive Officer        January 19, 1998
     ---------------------           and Chairman of the Board
     Steven C. Walske

(ii) Principal Financial and Accounting Officer:


      /s/ Edwin J. Gillis          Executive Vice President         January 19, 1998
     ---------------------         of Finance and Administration,
     Edwin J. Gillis               Chief Financial Officer
                                   and Treasurer


     Signature                           Title               Date
     ---------                           -----               ----


(iii)  Board of Directors:


      /s/ Steven C. Walske               Director          January 19, 1998
     ---------------------
     Steven C. Walske

     /s/ C. Richard Harrison             Director          January 19, 1998
     ------------------------
     C. Richard Harrison

      /s/ Robert N. Goldman              Director          January 19, 1998
     ----------------------
     Robert N. Goldman

      /s/ Donald K. Grierson             Director          January 13, 1998
     -----------------------
     Donald K. Grierson

      /s/ Noel G. Posternak              Director          January 19, 1998
     ----------------------
     Noel G. Posternak

      /s/ Michael E. Porter              Director          January 14, 1998
     ----------------------
     Michael E. Porter

      /s/ Oscar B. Marx, III             Director          January 13, 1998
     -----------------------
     Oscar B. Marx, III


                                 EXHIBIT INDEX


Exhibit
Number    Description                                                       Page
------    -----------                                                       ----

4.1(a)    Restated Articles of Organization. Filed                            *
          as Exhibit 3.1 to the Quarterly Report on
          Form 10-Q for the fiscal quarter ended
          March 30, 1996 and incorporated herein
          by reference.

4.1(b)    Articles of Amendment to Restated Articles                           *
          of Organization of the Registrant.  Filed as
          Exhibit 4.1(b) to the Company's Registration
          Statement on Form S-8 (File No. 333-22169) and
          incorporated herein by reference.

4.2       By-Laws of the Registrant, as amended                                *
          and restated.  Filed as Exhibit 3.2 to the
          Annual Report on Form 10-K for the fiscal
          year ended September 30, 1996 and
          incorporated herein by reference.

5.1       Opinion of Palmer & Dodge LLP as to the legality                     8
          of the securities registered hereunder.

23.1      Consent of Palmer & Dodge LLP (included in Exhibit 5.1).             8

23.2      Consent of Coopers & Lybrand L.L.P.                                  9

23.3      Consent of Price Waterhouse LLP.                                    10

24.1      Power of Attorney (contained on the
          signature page hereto).



-----------------------
* Incorporated by reference